UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 24, 2007

Host America Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423
(State or other jurisdiction of incorporation)	Commission File Number	IRS Employer Identification Number

Two Broadway Hamden, Connecticut		06518
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 248-4100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01.  Part III - Amendment to Annual Report on Form 10K/A

            On October 24, 2007, Host America Corporation filed Amendment No. 1 to the Annual Report on Form 10-K/A which includes certain information that was omitted from Part III of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 27, 2007 (the “Original Filing”) because it was incorporated by reference from the Company’s definitive Proxy Statement for the 2007 Annual Meeting of Shareholders.  The Company’s definitive Proxy Statement for the 2007 Annual Meeting of Shareholders will not be filed with the Securities and Exchange Commission within 120 days after the end of the fiscal year ended June 30, 2007.  This Amendment No. 1 contains the information that was previously omitted from Part III of the Annual Report.

This Form 10-K/A does not attempt to modify or update any other disclosures set forth in the Original Filing, except as required to reflect the additional information included in Part III of this Form 10-K/A.  Additionally, this amended Form 10-K/A, except for the additional information included in Part III, speaks as of the filing date of the Original Filing and does not update or discuss any other Company developments after the date of the Original Filing.  All information contained in this amended Form 10-K/A and the Original Filing is subject to updating and supplementing as provided in the periodic reports that the Company has filed and will file after the Original Filing date with the Securities and Exchange Commission.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: October 24, 2007	By: /s/ Michael C. Malota
Michael C. Malota
Chief Financial Officer

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